UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2016

NEWMARKET CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-32190

Virginia	20-0812170
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 28, 2016 NewMarket Corporation (the “Company”) held its 2016 Annual Meeting of Shareholders. The proposals listed below were submitted to a vote of shareholders, and are described in more detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 14, 2016. The results are as follows:

1. Shareholders elected each of the Company’s seven nominees to serve on its Board of Directors for the ensuing year, as set forth below:

Director	Affirmative Votes	Votes Against	Abstentions	Broker Non-Votes
Phyllis L. Cothran	10,011,847	246,596	4,409	819,669
Mark M. Gambill	10,177,487	82,992	2,373	819,669
Bruce C. Gottwald	10,036,878	220,702	5,272	819,669
Thomas E. Gottwald	10,174,150	78,034	10,668	819,669
Patrick D. Hanley	10,153,397	103,588	5,867	819,669
H. Hiter Harris, III	10,176,598	83,554	2,700	819,669
James E. Rogers	10,211,317	48,947	2,588	819,669

2. The shareholders ratified the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2016, as set forth below:

Affirmative Votes	Votes Against	Abstentions
10,896,770	168,521	17,230

3. The shareholders approved, on an advisory basis, the Company’s executive compensation program for its named executive officers disclosed in the Proxy Statement, as set forth below:

Affirmative Votes	Votes Against	Abstentions	Broker Non-Votes
10,109,691	133,280	19,881	819,669

Item 8.01. Other Events

On April 28, 2016, the Company issued a press release reporting that the Company’s Board of Directors had declared a dividend of $1.60 per share of the Company’s common stock, payable on July 1, 2016 to the Company’s shareholders of record as of June 15, 2016. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release regarding the quarterly dividend issued by the Company on April 28, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2016

NEWMARKET CORPORATION

By:	/s/ Brian D. Paliotti
Brian D. Paliotti
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release regarding the quarterly dividend issued by the Company on April 28, 2016.